UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

Chesapeake Utilities Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 734-6799

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officers.

On December 15, 2009, the Board of Directors of Chesapeake Utilities Corporation (“Chesapeake” or the “Company”) approved the promotion of Joseph Cummiskey to Vice President of the Company’s unregulated energy operations. In this position, effective immediately, Mr. Cummiskey will oversee the Company’s unregulated energy businesses, including Sharp Energy, Inc., Xeron, Inc. and Peninsula Energy Services Company, Inc. (“PESCO”). Additionally, Mr. Cummiskey, 38, was named President of PESCO, the Company’s natural gas marketing subsidiary.

Prior to being named Vice President, Mr. Cummiskey previously served as Director of Propane Operations. He joined Chesapeake in December of 2005 as the Director of Propane Supply and Wholesale Marketing with responsibility for managing all energy purchasing and inventory requirements for Sharp Energy, PESCO and other wholesale accounts. He was promoted to Director of Strategic Planning/Corporate Development in early 2008 and then Director of Propane Operations in December of last year. Prior to joining Chesapeake, Mr. Cummiskey was employed by Ferrell North America as West/Mid-West Regional Natural Gas Liquids Director in Houston, TX for four years and was responsible for gas supply purchasing for the Western and Midwestern areas of the United States, which represented over half of Ferrell North America’s annual supply. Before his employment at Ferrell North America, Mr. Cummiskey was an officer in the United States Army for twelve years. He is a graduate of Towson State University.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated December 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: December 18, 2009